AMENDMENT NO. 4
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Growth Series, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, AIM Growth Series is now named AIM Growth Series (Invesco Growth Series); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Balanced-Risk Retirement Now Fund	Invesco Balanced-Risk Retirement Now Fund
AIM Balanced-Risk Retirement 2010 Fund	Invesco Balanced-Risk Retirement 2010 Fund
AIM Balanced-Risk Retirement 2020 Fund	Invesco Balanced-Risk Retirement 2020 Fund
AIM Balanced-Risk Retirement 2030 Fund	Invesco Balanced-Risk Retirement 2030 Fund
AIM Balanced-Risk Retirement 2040 Fund	Invesco Balanced-Risk Retirement 2040 Fund
AIM Balanced-Risk Retirement 2050 Fund	Invesco Balanced-Risk Retirement 2050 Fund
AIM Basic Value Fund	Invesco Basic Value Fund
AIM Conservative Allocation Fund	Invesco Conservative Allocation Fund
AIM Global Equity Fund	Invesco Global Equity Fund
AIM Growth Allocation Fund	Invesco Growth Allocation Fund
AIM Income Allocation Fund	Invesco Income Allocation Fund
AIM International Allocation Fund	Invesco International Allocation Fund
AIM Mid Cap Core Equity Fund	Invesco Mid Cap Core Equity Fund
AIM Moderate Allocation Fund	Invesco Moderate Allocation Fund
AIM Moderate Growth Allocation Fund	Invesco Moderate Growth Allocation Fund
AIM Moderately Conservative Allocation Fund	Invesco Moderately Conservative Allocation Fund
AIM Small Cap Growth Fund	Invesco Small Cap Growth Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Growth Series in the Contract are hereby deleted and replaced with AIM Growth Series (Invesco Growth Series).

2.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

"EXHIBIT A
Funds
Invesco Balanced-Risk Retirement Now Fund
Invesco Balanced-Risk Retirement 2010 Fund
Invesco Balanced-Risk Retirement 2020 Fund
Invesco Balanced-Risk Retirement 2030 Fund
Invesco Balanced-Risk Retirement 2040 Fund
Invesco Balanced-Risk Retirement 2050 Fund
Invesco Basic Value Fund
Invesco Conservative Allocation Fund
Invesco Global Equity Fund
Invesco Growth Allocation Fund
Invesco Income Allocation Fund
Invesco International Allocation Fund
Invesco Mid Cap Core Equity Fund
Invesco Moderate Allocation Fund
Invesco Moderate Growth Allocation Fund
Invesco Moderately Conservative Allocation Fund
Invesco Small Cap Growth Fund
Invesco Convertible Securities Fund
Invesco Van Kampen Asset Allocation Conservative Fund
Invesco Van Kampen Asset Allocation Growth Fund
Invesco Van Kampen Asset Allocation Moderate Fund
Invesco Van Kampen Harbor Fund
Invesco Van Kampen Leaders Fund
Invesco Van Kampen Real Estate Securities Fund
Invesco Van Kampen U.S. Mortgage Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

INVESCO TRIMARK LTD. Sub-Adviser
By:	/s/ Eric J. Adelson
	Name:	Eric J. Adelson
	Title:	Senior Vice President, Legal and Secretary

By:	/s/ Wayne Bolton
	Name:	Wayne Bolton
	Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ K.G. Bayer
	Name:	K.G. Bayer
	Title:	Managing Director

By:	/s/ Jens Langewand
	Name:	Jens Langewand
	Title:	Director

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ Michelle Moran
	Name:	Michelle Moran
	Title:	Head of Legal for UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hasegawa
	Name:	Masakazu Hasegawa
	Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Robert Ades
	Name:	Robert Ades
	Title:	Director

By:	/s/ Ian Coltman
	Name:	Ian Coltman
	Title:	Head of Legal

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Anna Tong
	Name:	Anna Tong
	Title:	Director

By:	/s/ Gracie Liu
	Name:	Gracie Liu
	Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey H. Kupor
	Name:	Jeffrey H. Kupor
	Title:	Secretary and General Counsel